UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

POTLATCHDELTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West First Avenue, Suite 1600
Spokane, Washington		99201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 835-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	PCH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2021 (the “Effective Time”), PotlatchDeltic Corporation, a Delaware corporation (“PotlatchDeltic”), PCH Merger LLC, a Delaware limited liability company and wholly owned subsidiary of PotlatchDeltic (“Merger Sub”), Loutre Land and Timber Company, an Arkansas corporation (“Loutre”) completed the merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 6, 2021 among PotlatchDeltic, Merger Sub, Loutre, and Jeffrey W. Nolan and Charles H. Murphy, III, solely in their capacity as agent and attorney in fact for the Loutre shareholders (the “Shareholder Representatives”). On the terms and subject to the conditions set forth in the Merger Agreement, Loutre merged with and into Merger Sub with Merger Sub continuing as the surviving company in the Merger and as a wholly owned subsidiary of PotlatchDeltic. In the Merger, each share of Loutre common stock issued and outstanding immediately prior to the Effective Time, other than shares of Loutre common stock owned by Loutre as treasury stock, was converted into the right to receive 11.652 fully paid and nonassessable PotlatchDeltic common shares, par value $1.00 per share (the “Merger Consideration”).

The Merger Agreement was approved by the Boards of Directors of both PotlatchDeltic and Loutre, the Loutre shareholders and the sole member of Merger Sub.

No fractional PotlatchDeltic common shares were issued in the Merger, and Loutre’s stockholders will receive cash in lieu of any fractional shares. It is expected that the Merger will qualify as a tax-free reorganization for U.S. Federal income tax purposes.

PotlatchDeltic, Loutre, the Shareholder Representatives and an escrow agent have entered into an Escrow Agreement pursuant to which 125,000 shares of PotlatchDeltic common stock and dividends earned on such shares will be held in escrow for a period of twelve months to secure the indemnification obligations under the Merger Agreement.

The Merger Agreement and the above description of the Merger is not intended to provide any other factual information about Loutre or PotlatchDeltic or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the Effective Time, which subsequent information may or may not be fully reflected in public disclosures by PotlatchDeltic. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of PotlatchDeltic or any of its subsidiaries, affiliates or businesses.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of PotlatchDeltic common stock to be issued as Merger Consideration in connection with the Merger Agreement and the transactions contemplated thereby, including the Merger, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On December 22, 2021, PotlatchDeltic issued a press release announcing the Merger with Loutre. A copy of the press release is attached as Exhibit 99.1 hereto. The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor, unless otherwise specified, will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of December 6, 2021 among Loutre Land and Lumber Company, PotlatchDeltic Corporation, PCH Merger LLC and the Shareholder Representatives party thereto
99.1	Press release dated December 22, 2021, regarding the Merger
104	Cover Page interactive data file (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PotlatchDeltic Corporation

Date:	December 22, 2021	By:	/s/ Michele L. Tyler
Michele L. Tyler Vice President, General Counsel and Corporate Secretary